EXHIBIT 23.2 - INDEPENDENT AUDITORS' CONSENT

                          CUMBERLAND TECHNOLOGIES, INC.

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71537) pertaining to the 1991 Stock Option Plan of Cumberland Technologies, Inc. for the year ended December 31, 1998 of our report dated March 19, 1999, with respect to the consolidated financial statements and schedules of Cumberland Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/  ERNST & YOUNG LLP

April 16, 2001
Tampa, Florida